Exhibit 99.1

SUPPLEMENT TO OFFERING MEMORANDUM

AND CONSENT SOLICITATION STATEMENT

Notice of Change of Withdrawal Deadline

for

EXCHANGE OFFER AND CONSENT SOLICITATION

Relating to Debt Securities Issued by Six Flags, Inc.

Six Flags, Inc. Notes to be Exchanged	CUSIP No.	Outstanding Principal Amount (in millions)	For each $1,000 Claim (Consisting of Principal Amount, and Accrued and Unpaid Interest Thereon Through, and Including, June 25, 2009) Exchanged, Total Consideration (# of shares of Common Stock)	For each $1,000 Principal Amount Exchanged, Total Consideration (# of shares of Common Stock)
8 7/8% Senior Notes due 2010 (the “SFI 2010 Notes”)	83001P AD1	$131.1	18.5857	19.2455

9 3/4% Senior Notes due 2013 (the “SFI 2013 Notes”)	83001P AF6	$142.4	18.5857	18.9380

9 5/8% Senior Notes due 2014 (the “SFI 2014 Notes”)	83001P AH2 83001P AK5	$314.8	18.5857	19.6057

To the Holders of the Six Flags, Inc. Senior Notes Listed Above:

Original Withdrawal Deadline:  May 29, 2009

NEW WITHDRAWAL DEADLINE:   5:00 P.M., NEW YORK CITY TIME, ON MAY 28, 2009

Six Flags, Inc. has offered to exchange (the “Exchange Offer”) all of its properly tendered and accepted 8 7/8% Senior Notes due 2010 (the “SFI 2010 Notes”), 9 3/4% Senior Notes due 2013 (the “SFI 2013 Notes”) and 9 5/8% Senior Notes due 2014 (the “SFI 2014 Notes” and, collectively with the SFI 2010 Notes and the SFI 2013 Notes, the “SFI Notes”) for shares of Six Flags, Inc.’s common stock and has solicited consents from the Holders (the “Consent Solicitation”) for certain amendments to the indentures pursuant to which the SFI Notes were issued (as each may have been amended and supplemented from time to time, collectively, the “Indentures”) to eliminate or amend substantially all of the restrictive covenants and modify certain events of default and various other provisions contained in the Indentures (the “Proposed Amendments”).  This Notice of Change of Withdrawal Deadline is a Supplement to the Offering Memorandum and Consent Solicitation Statement, dated April 17, 2009.  The details of the Exchange Offer and the Consent Solicitation are described in the Offering Memorandum and Consent Solicitation, dated April 17, 2009.

The Withdrawal Deadline for the Exchange Offer and the Consent Solicitation has been changed.  The new Withdrawal Deadline is 5:00 p.m., New York City time, on May 28, 2009.

The “Total Consideration” for the SFI Notes as indicated in the table above will be received by Holders who properly tender prior to the Expiration Date and do not validly withdraw their SFI Notes prior to the Withdrawal Deadline.  Tenders of SFI Notes pursuant to the Exchange Offer may be withdrawn and consents delivered pursuant to the Consent Solicitation may be revoked at any time until the Withdrawal Deadline.  Thereafter, such tenders may be withdrawn and consents may be revoked only if the Exchange Offer and the Consent Solicitation are terminated without any SFI Notes being accepted for exchange pursuant to the Exchange Offer.  Holders who tender and do not revoke their SFI Notes in the Exchange Offer will not be entitled to any interest on such SFI Notes from June 25, 2009, regardless of when the Exchange Offer closes, and any subsequent interest that would otherwise have been earned on such SFI Notes will be deemed paid in full upon receipt of the Total Consideration in the Exchange Offer.

As described in the Offering Memorandum, the Exchange Offer and the Consent Solicitation will expire at 11:59 p.m., New York City time, on June 25, 2009, unless extended.  It is a condition to the consummation of the Exchange Offer that, among other things, at least 95% of the aggregate principal amount of each of the SFI 2010 Notes, the SFI 2013 Notes and the SFI 2014 Notes are validly tendered for exchange and not revoked by 5:00 p.m., New York City time, on May 28, 2009, such tenders of SFI Notes being irrevocable thereafter, and Holders representing such SFI Notes deliver their consents to the Proposed Amendments.

If you have any questions with respect to this notice, please contact Globic Advisors, Inc. at 800-974-5771 or info@globic.com.

The date and time of this Supplement to Offering Memorandum and Consent Solicitation Statement and Notice of Change of Withdrawal Deadline is 5:00 p.m., New York City time, on May 8, 2009.